Exhibit 99.1

Modine Manufacturing Company
Segment operating results
Recast for segment realignment (unaudited)
(In millions)

	Three months ended				Twelve months ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	March 31, 2020
Net sales:
Commercial and Industrial Solutions	$168.8	$156.7	$147.5	$150.9	$623.9
Building HVAC Systems	49.0	56.0	64.9	51.2	221.1
Heavy Duty Equipment	216.4	187.2	164.9	177.4	745.9
Automotive	113.6	115.7	110.5	105.1	444.9
Segment total	547.8	515.6	487.8	484.6	2,035.8
Corporate and eliminations	(18.8)	(15.4)	(14.4)	(11.7)	(60.3)
Net sales	$529.0	$500.2	$473.4	$472.9	$1,975.5

	Three months ended								Twelve months ended
	June 30, 2019		September 30, 2019		December 31, 2019		March 31, 2020		March 31, 2020
Gross profit:	$'s	% of sales	$'s	% of sales	$'s	% of sales	$'s	% of sales	$'s	% of sales
Commercial and Industrial Solutions	$24.3	14.4%	$22.9	14.6%	$22.7	15.4%	$23.0	15.3%	$92.9	14.9%
Building HVAC Systems	13.7	27.9%	17.7	31.7%	23.1	35.5%	17.0	33.3%	71.5	32.3%
Heavy Duty Equipment	32.5	15.0%	22.4	12.0%	16.8	10.2%	24.9	14.0%	96.6	13.0%
Automotive	12.5	11.0%	13.0	11.2%	12.2	11.0%	10.7	10.2%	48.4	10.9%
Segment total	83.0	15.2%	76.0	14.7%	74.8	15.3%	75.6	15.6%	309.4	15.2%
Corporate and eliminations	0.4	-	(0.3)	-	(1.3)	-	(0.7)	-	(1.9)	-
Gross profit	$83.4	15.8%	$75.7	15.1%	$73.5	15.5%	$74.9	15.8%	$307.5	15.6%

	Three months ended				Twelve months ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	March 31, 2020
Operating income:
Commercial and Industrial Solutions	$9.0	$8.5	$8.3	$7.1	$32.9
Building HVAC Systems	5.3	8.8	13.5	8.8	36.4
Heavy Duty Equipment	17.3	7.1	2.8	10.6	37.8
Automotive	-	0.4	1.6	(12.0)	(10.0)
Segment total	31.6	24.8	26.2	14.5	97.1
Corporate and eliminations	(13.5)	(18.8)	(18.0)	(8.9)	(59.2)
Operating income	$18.1	$6.0	$8.2	$5.6	$37.9

  Exhibit 99.1

Modine Manufacturing Company
Adjusted EBITDA (unaudited)

(In millions)

	Three months ended				Twelve months ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	March 31, 2020
Net earnings (loss)	$8.2	$(4.8)	$1.0	$(6.4)	$(2.0)
Interest expense	5.9	5.8	5.6	5.4	22.7
Provision for income taxes	2.9	3.7	1.7	4.1	12.4
Depreciation and amortization expense	18.9	19.4	19.5	19.3	77.1
Other expense (income) - net	1.1	1.3	(0.1)	2.5	4.8
Automotive separation and strategy costs (a)	8.4	11.9	14.0	5.0	39.2
Restructuring expenses (b)	1.8	2.3	2.6	5.5	12.2
Impairment charges (c)	-	-	-	8.6	8.6
Gain on sale of assets (d)	-	-	(0.8)	-	(0.8)
Environmental charges (e)	0.1	-	-	0.1	0.2
Adjusted EBITDA	$47.3	$39.6	$43.5	$44.1	$174.4

(a)
During fiscal 2020, the Company recorded $39.2 million of costs at Corporate directly associated with its review of strategic alternatives for the automotive business, including costs to separate and prepare the business for a potential sale.  With the exception of $3.1 million of costs associated with program and equipment transfers recorded as costs of sales, these costs were recorded as SG&A expenses and primarily related to accounting, legal, and IT professional services.

(b)	Restructuring expenses primarily relate to employee severance expenses, largely resulting from targeted headcount reductions, and equipment transfer and plant consolidation costs.

(c)
During the fourth quarter of fiscal 2020, the Company recorded asset impairment charges totaling $8.0 million within the Automotive segment, primarily related to manufacturing facilities in Austria and Germany.  Also in the fourth quarter of fiscal 2020, the Company recorded a $0.6 million impairment charge to reduce the carrying value of a previously-closed CIS manufacturing facility in Austria.

(d)	During the third quarter of fiscal 2020, the Automotive segment sold a previously-closed manufacturing facility in Germany and, as a result, recorded a gain of $0.8 million.

(e)	Environmental charges, including related legal costs, are recorded as SG&A expenses and relate to previously-owned U.S. manufacturing facilities in the Heavy Duty Equipment segment.

 Exhibit 99.1

Modine Manufacturing Company
Segment Adjusted EBITDA (unaudited)

(In millions)

Commercial and Industrial Solutions
	Three months ended				Twelve months ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	March 31, 2020
Operating income	$9.0	$8.5	$8.3	$7.1	$32.9
Depreciation and amortization expense	5.9	5.8	6.1	6.2	24.0
Restructuring expenses (a)	0.2	0.4	0.7	0.8	2.1
Impairment charge (a)	-	-	-	0.6	0.6
Adjusted EBITDA	$15.1	$14.7	$15.1	$14.7	$59.6

Building HVAC Systems
	Three months ended				Twelve months ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	March 31, 2020
Operating income	$5.3	$8.8	$13.5	$8.8	$36.4
Depreciation and amortization expense	0.8	0.9	0.9	0.9	3.4
Adjusted EBITDA	$6.1	$9.7	$14.4	$9.7	$39.8

Heavy Duty Equipment
	Three months ended				Twelve months ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	March 31, 2020
Operating income	$17.3	$7.1	$2.8	$10.6	$37.8
Depreciation and amortization expense	6.4	6.4	6.4	6.2	25.4
Restructuring expenses (a)	0.4	0.4	1.4	1.1	3.3
Environmental charges (a)	0.1	-	-	0.1	0.2
Adjusted EBITDA	$24.2	$13.9	$10.6	$18.0	$66.7

Automotive
	Three months ended				Twelve months ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	March 31, 2020
Operating income	$-	$0.4	$1.6	$(12.0)	$(10.0)
Depreciation and amortization expense	5.3	5.6	5.7	5.7	22.3
Restructuring expenses (a)	1.2	1.5	0.2	3.6	6.5
Impairment charges (a)	-	-	-	8.0	8.0
Gain on sale of assets (a)	-	-	(0.8)	-	(0.8)
Adjusted EBITDA	$6.5	$7.5	$6.7	$5.3	$26.0

(a)	See the Adjusted EBITDA reconciliation on the previous page for information on restructuring expenses and other adjustments.